UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 27, 2018

Aehr Test Systems
(Exact name of Registrant as specified in its charter)

California	000-22893	94-2424084
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Kato Terrace
Fremont, California 94539
(Address of principal executive offices, including zip code)

510-623-9400
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 27, 2018, Aehr Test Systems (the “Company”) entered into a Third Amendment (the “Amendment”) to that certain Multi-Tenant Office Triple Net Lease dated August 3, 1999, as amended by that certain First Amendment dated as of May 6, 2008 and that certain Second Amendment dated as of November 7, 2014 (the “Lease”) with ICON OWNER POOL 1 SF NON-BUSINESS PARKS, LLC for facilities located at 400 Kato Terrace, Fremont, California.

The Amendment extends the term of the Lease for a period of sixty-one (61) calendar months, commencing on July 1, 2018 and expiring on July 31, 2023, includes an increase in base rent from $39,177.00 to $58,982.35 effective July 1, 2018, and an annual increase in base rent of 3 percent throughout the remainder of the lease term.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

        (d) Exhibits.

             Exhibit No.      Description
             --------------      ---------------------------------------------
             10.1                  Third Amendment dated February 27, 2018 for facilities located at 400 Kato Terrace, Fremont, California.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aehr Test Systems (Registrant)

Date: March 2, 2018	By:	/S/ KENNETH B. SPINK
Kenneth B. Spink
Vice President of Finance and Chief Financial Officer